                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 14, 2004


                                 TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       001-31308                         95-1949781
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer Identification No.)
        incorporation)

        555 SEVENTEENTH STREET
              SUITE 1850
           DENVER, COLORADO                                                   80202
    (State or other jurisdiction of                                         (Zip Code)
            incorporation)


       Registrant's telephone number, including area code: (303) 260-5000

ITEM 5. OTHER EVENTS

         On April 14, 2004, Tom Brown, Inc., a Delaware corporation ("Tom Brown"), EnCana Corporation, a Canadian corporation ("EnCana"), and Plaza Acquisition II Corp., a Delaware corporation and a wholly owned subsidiary of EnCana ("Plaza Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, that Plaza Acquisition will make a cash tender offer for any and all of the outstanding shares of Tom Brown common stock at a price of $48.00 per share net to the seller in cash (the "Offer"). On April 15, 2004, Tom Brown issued a press release, which is filed as
Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

         The closing of the Offer is subject to customary closing conditions, including the valid tender of at least a majority of the outstanding common stock. Upon consummation of the Offer, Plaza Acquisition will merge with and into Tom Brown, with Tom Brown being the surviving corporation (the "Merger"). In the Merger, holders of issued and outstanding shares of Tom Brown common stock will be entitled to receive the same cash consideration as the stockholders who tendered in the Offer. The transaction has been approved by Tom Brown's and EnCana's respective boards of directors.

         The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (c) EXHIBITS

                           2.1 Agreement and Plan of Merger, dated as of April 14, 2004, by and among EnCana Corporation, Plaza Acquisition II Corp. and Tom Brown, Inc..

                           99.1     Press Release, dated April 15, 2004.



                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TOM BROWN, INC.


Date: April 15, 2004                      By: /s/ Daniel G. Blanchard
                                             -----------------------------------
                                              Daniel G. Blanchard
                                              Executive Vice President and
                                              Chief Financial Officer



                                       3


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                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
   2.1         Agreement and Plan of Merger, dated as of April 14, 2004, by and among
               EnCana Corporation, Plaza Acquisition II Corp. and Tom Brown, Inc.

   99.1        Press Release, dated April 15, 2004.